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                                                                    Exhibit 1(e)


                 NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA
                               BOARD OF DIRECTORS
                      ACTION IN WRITING WITHOUT A MEETING

     The undersigned, being all of the duly elected directors of Nationwide Life and Annuity Company of America, a Delaware corporation (the "Company"), who would be entitled to notice of a board of directors meeting for the purpose of considering the resolutions set forth below, do hereby authorize, consent, and adopt the resolutions by unanimous written consent without a meeting:

     Establish Subaccounts:

            WHEREAS, the Company established the Nationwide Provident VLI Separate Account A (the "Account") pursuant to the provisions of the Delaware Insurance Code, the subaccounts of which Account are available under variable life insurance policies issued by the Company (the "Contracts"); and

            WHEREAS, the Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act") (1940 Act Reg. No. 811-8722); and

            WHEREAS, the Company now desires to establish sixteen (16) additional subaccounts within the Account (collectively, the "Subaccounts"), each of which Subaccounts will invest in shares of a designated mutual fund portfolio and to which the Subaccounts' net premiums under the Contracts shall be allocated in accordance with instructions received from owners of these Contracts.

            RESOLVED, that the following Subaccounts are hereby established within the Account:

                 1. the American Century VP Income & Growth Fund; Class I Subaccount;

                 2.   the Federated Quality Bond Fund II; Primary Shares
                      Subaccount;

                 3. the Fidelity Investment Grade Bond Portfolio; Service Class Subaccount;

                 4. the Fidelity Equity-Income Portfolio; Service Class Subaccount;

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                 5.   the Fidelity Growth Portfolio; Service Class Subaccount;

                 6.   the Fidelity Overseas Portfolio; Service Class Subaccount;

                 7.   the Gartmore GVIT Government Bond Fund Subaccount;

                 8. the Gartmore GVIT Investor Destinations Aggressive Fund Subaccount;

                 9. the Gartmore GVIT Investor Destinations Conservative Fund Subaccount;

                 10. the Gartmore GVIT Investor Destinations Moderate Fund Subaccount;

                 11. the Gartmore GVIT Investor Destinations Moderately Aggressive Fund Subaccount;

                 12. the Gartmore GVIT Investor Destinations Moderately Conservative Fund Subaccount;

                 13. the Vanguard Variable Insurance Fund Equity Income Portfolio Subaccount;

                 14. the Vanguard Variable Insurance Fund Total Bond Market Index Portfolio Subaccount;

                 15. the Vanguard Variable Insurance Fund High Yield Bond Portfolio Subaccount; and

                 16. the Vanguard Variable Insurance Fund Mid-Cap Index Portfolio Subaccount; and

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          RESOLVED FURTHER, that the portion of the assets of the
          Account and the Subaccounts equal to the reserves and other contract liabilities with respect to the Account and the Subaccounts shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

          RESOLVED FURTHER, that the income, gains, and losses, realized or unrealized, from assets allocated to the Account or the Subaccounts shall, in accordance with the Contracts, be credited to or charged against said Account or Subaccounts without regard to other income, gains, or losses of the Company; and

          RATIFICATION RESOLVED FURTHER, that all actions previously taken by any director, officer, employee, or agent of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of these actions hereby is, adopted, ratified, confirmed, and approved in all respects as the acts and deeds of the Company; and

          RESOLVED FURTHER, that all actions previously taken by any officer to establish any subaccount within the Account be, and each of these actions hereby is, ratified and confirmed in all respects as the acts and deeds of the Company; and

          EMPOWERMENT

          RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized and empowered to do and perform, or cause to be done and performed, all such acts, deeds and things to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments and certificates in the name of and on behalf of the Company or otherwise as such officers may deem necessary or desirable to effectuate and carry out fully the purpose and intent of the foregoing resolutions.


/s/ Joseph J. Gasper                                  /s/ Gary D. McMahan
-------------------------                             --------------------------
Joseph J. Gasper                                      Gary D. McMahan

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/s/ Michael S. Helfer                                 /s/ Robert A. Oakley
-------------------------                             --------------------------
Michael S. Helfer                                     Robert A. Oakley




/s/ W. G. Jurgensen                                   /s/ Mark R. Thresher
-------------------------                             --------------------------
W. G. Jurgensen                                       Mark R. Thresher




/s/ Richard A. Karas
-------------------------
Richard A. Karas



Dated: As of November 22, 2002